                               SCHEDULE 14A

                              (RULE 14A-101)

                  INFORMATION REQUIRED IN PROXY STATEMENT


                         SCHEDULE 14A INFORMATION
        PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                           EXCHANGE ACT OF 1934
                            (Amendment No. __)

          Filed by the registrant    [X]

          Filed by a party other than the registrant    [ ]

          Check the appropriate box:

          [X]  Preliminary proxy statement

          [ ]  Definitive proxy statement

          [ ]  Definitive additional materials

          [ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule
               14a-12

          [ ] Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))

                           FIRSTBANK CORPORATION
---------------------------------------------------------------------------
             (Name of Registrant as Specified in Its Charter)


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 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

 [X]  No fee required.

 [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
      0-11.

 (1)  Title of each class of securities to which transaction applies:
---------------------------------------------------------------------------
 (2)  Aggregate number of securities to which transaction applies:
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
 (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the file fee is calculated and state how it was determined):
---------------------------------------------------------------------------
 (4)  Proposed maximum aggregate value of transaction:
---------------------------------------------------------------------------
 (5)  Total fee paid:
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 [ ]  Fee paid previously with preliminary materials.

 [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

 (1)  Amount previously paid:
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 (2)  Form, Schedule or Registration Statement No.:
---------------------------------------------------------------------------
 (3)  Filing party:
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 (4)  Date filed:
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
                                        NOTICE OF ANNUAL MEETING
                                           OF SHAREHOLDERS

      [FIRSTBANK LOGO]                   FIRSTBANK CORPORATION
                                          311 WOODWORTH AVENUE
                                            P.O. BOX 1029
                                          ALMA, MICHIGAN 48801


          The annual meeting of the shareholders of Firstbank Corporation will be held at the Comfort Inn Conference Center at 3130 West Monroe (M-46),
Alma, Michigan 48801, on April 28, 1997, at 5 p.m. (Alma time) to consider and vote upon:

          1. Election of directors.

          2. Approval of the amendment to the Corporation's articles of incorporation to increase authorized capital stock.

          3. Approval of the Stock Option and Restricted Stock Plan of 1997.

          4. Any other business that may properly come before the meeting or any adjournment of the meeting.

          Shareholders of record at the close of business on March 3, 1997, will be entitled to vote at the annual meeting and any adjournment of the meeting.


                            BY ORDER OF THE BOARD OF DIRECTORS,

                            /s/ Mary D. Deci

                            Mary D. Deci, Vice President, Secretary
                              and Treasurer

Alma, Michigan
March 17, 1997

---------------------------------------------------------------------------

                                 IMPORTANT

ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND IN PERSON, YOU ARE URGED TO DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED. THIS WILL ASSURE YOUR REPRESENTATION AND A QUORUM FOR THE TRANSACTION OF BUSINESS AT THE MEETING. IF YOU DO ATTEND THE MEETING IN PERSON, THE PROXY WILL NOT BE USED IF YOU CHOOSE TO VOTE IN PERSON.

---------------------------------------------------------------------------

                           FIRSTBANK CORPORATION
                           311 Woodworth Avenue
                               P.O. Box 1029
                           Alma, Michigan 48801
                         Telephone: (517) 463-3131

                              PROXY STATEMENT

                      ANNUAL MEETING OF SHAREHOLDERS


             This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Firstbank Corporation (the "Corporation") to be voted at the annual meeting of its shareholders to be held at the Comfort Inn Conference Center at 3130 West Monroe (M-46), Alma, Michigan 48801, on Monday, April 28, 1997, at 5 p.m., Alma time, and at any adjournment of the meeting, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This proxy statement and form of proxy are first being sent to shareholders on or about March 17, 1997.

             If a proxy in the accompanying form is properly executed, duly returned to the Corporation, and not revoked, the shares represented by the proxy will be voted at the annual meeting of the Corporation's shareholders and at any adjournment of that meeting. Where a shareholder specifies a choice, a proxy will be voted as specified. If no choice is specified, the shares represented by the proxy will be voted for election of all nominees of the Board of Directors, for approval of the amendment to the Corporation's articles of incorporation to increase authorized capital stock, and for approval of the Stock Option and Restricted Stock Plan of 1997. The Corporation's management does not know of any other matters to be presented at the annual meeting. If other matters are presented, the shares represented by proxy will be voted at the discretion of the persons designated as proxies, who will take into consideration the recommendations of the Corporation's management.

             Any shareholder executing a proxy in the enclosed form has the power to revoke it by notifying the Secretary of the Corporation in writing at the address indicated above at any time before it is exercised or by appearing at the meeting and voting in person.

             Solicitation of proxies is being made by mail. Directors, officers, and regular employees of the Corporation and its subsidiaries may also solicit proxies in person or by telephone without additional compensation. In addition, banks, brokerage firms, and other custodians, nominees, and fiduciaries may solicit proxies from the beneficial owners of shares they hold and may be reimbursed by the Corporation for reasonable expenses incurred in sending proxy material to beneficial owners of the Corporation's stock. The Corporation will pay all expenses of soliciting proxies.

ELECTION OF DIRECTORS

             The Board of Directors has nominated John A. McCormack and David D. Roslund for reelection to the Board of Directors at the annual meeting to serve 3-year terms that will expire in 2000.

             The proposed nominees are willing to be elected and to serve. In the event that any nominee is unable to serve or is otherwise unavailable for election, which is not now contemplated, the incumbent Board of Directors may or may not select a substitute nominee. If a substitute nominee is selected, all proxies will be voted for the person so selected. If a substitute nominee is not so selected, all proxies will be voted for the election of the remaining nominee. Proxies will not be voted for a greater number of persons than the number of nominees named.

             A vote of shareholders holding a plurality of shares voting is required to elect directors. For the purpose of counting votes on this proposal, abstentions, broker non-votes, and other shares not voted will not be counted as shares voted.

                 YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE
                 FOR ELECTION OF ALL NOMINEES AS DIRECTORS


AMENDMENT OF THE ARTICLES OF INCORPORATION

             The Board of Directors proposes to amend Article III of the Corporation's articles of incorporation to increase the Corporation's authorized capital stock from 2,500,000 shares of common stock and 300,000 shares of preferred stock to 10,000,000 shares of common stock and 300,000 shares of preferred stock. The purpose of the amendment is to provide additional shares for future issuance.

             The Board of Directors believes that it is advisable to have the additional authorized shares available for possible future stock splits and dividends, employee benefit plans, equity based acquisitions, and other corporate purposes that might be proposed in the future. The corporation has an established history of distributing authorized but unissued shares to its shareholders in stock dividends and stock splits. Continuation of this practice will require ample availability of authorized but unissued shares. The board of directors will consider a stock split during 1997 if the proposed increase in authorized capital is approved.

             The Board of Directors has in the past had, and anticipates that it will from time to time in the future have, discussions with smaller banks which might be interested in being acquired as well as discussions with larger institutions which have subsidiaries that the larger institutions may wish to sell. Authorized but unissued shares of common stock may be used for these purposes.

             On February 18, 1997, the Corporation signed a letter of intent to acquire Lakeview Financial Corporation ("Lakeview"), the parent holding company of Bank of Lakeview. The proposed transaction is structured as a merger of Lakeview into the Corporation, with the shareholders of Lakeview receiving the Corporation's common stock in exchange for their Lakeview stock or, if they so elect, up to 35% of the transaction value in cash and the remainder in the Corporation's common stock. The transaction is subject to completion of a definitive agreement, regulatory approval, approval of the Lakeview shareholders, and other conditions. Share exchange ratios fluctuate under the terms of the arrangement within certain ranges based on the market price of the Corporation's common stock. The Corporation believes it has sufficient authorized but unissued shares to satisfy the requirements for this transaction, without the increase of authorized capital contemplated by this proposal.

             All of the additional shares resulting from the increase in the Corporation's authorized common stock would be of the same class, with the same dividend, voting, and liquidation rights, as the shares of common stock presently outstanding. As of March 3, 1997, _________ authorized shares of common stock were issued and outstanding.

             If the proposed amendment is adopted, the newly authorized shares would be unreserved and available for issuance. No further shareholder authorization would be required prior to the issuance of such shares by the corporation. Shareholders have no preemptive rights to acquire shares issued by the corporation under its existing articles of incorporation, and shareholders would not acquire any such rights with respect to such additional shares under the proposed amendment to the Corporation's articles of incorporation. Under some circumstances issuance of additional shares of common stock could dilute the voting rights, equity, and earnings per share of existing shareholders.

             The first paragraph of Article III, as amended, would read in its entirety as follows:

             The total authorized capital stock of the corporation is ten million (10,000,000) shares of common stock, all of one class with equal voting rights, and three hundred thousand (300,000) shares of preferred stock.

             The affirmative vote of holders of a majority of shares entitled to vote at the annual meeting of shareholders is required to approve the proposed amendment to the Corporation's articles of incorporation. For the purpose of counting votes on this proposal, abstentions, broker non-votes, and other shares not voted have the same effect as a vote against the proposal.

               YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
              APPROVAL OF THE AMENDMENT TO THE CORPORATION'S
                         ARTICLES OF INCORPORATION


APPROVAL OF STOCK OPTION AND RESTRICTED STOCK PLAN OF 1997

             The Board of Directors firmly believes that the Corporation's long-term interests are best advanced by aligning the interests of its key leaders and employees with the interests of its shareholders. Therefore, to attract and retain officers and other key employees of exceptional abilities, and in recognition of the significant and extraordinary contributions to the long-term performance and growth of the Corporation and its subsidiary banks made by these individuals, the Board of Directors has adopted, subject to shareholder approval, the Stock Option and Restricted Stock Plan of 1997 (the "1997 Plan"). The 1997 Plan is intended to supplement the Corporation's Stock Option and Restricted Stock Plan of 1993 (the "1993 Plan"). The 1993 Plan has limited authorized shares remaining for future stock option grants. The Board of Directors believes that the adoption and implementation of the 1997 Plan is in the best interests of the Corporation and its shareholders and is now advisable to make additional shares available for stock option grants and restricted stock awards. The provisions of the 1997 Plan are similar to the provisions of the 1993 Plan.

             As with the 1993 Plan, the Board of Directors contemplates that the 1997 Plan would primarily be used to grant stock options. However, the 1997 Plan like the 1993 Plan would also permit grants of restricted stock and tax benefit rights if determined to be desirable to advance the purposes of the 1997 Plan. Stock options, restricted stock and tax benefit rights are referred to as "Incentive Awards" in this Proxy Statement. By combining in a single plan these types of incentives commonly used in long-term incentive compensation programs, it is intended that the 1997 Plan would provide significant flexibility to the committee selected from the Board of Directors to administer the 1997 Plan (the "Committee"). This flexibility would allow the Committee to tailor specific long-term incentives that would best promote the objectives of the 1997 Plan, and in turn promote the interests of the Corporation's shareholders.

             The following is a summary of the principal features of the 1997 Plan. The summary is qualified in its entirety by reference to the terms of the 1997 Plan, the complete text of which is attached as Appendix A to this proxy statement.

             Persons eligible to receive Incentive Awards under the 1997 Plan (with certain limitations discussed below) are corporate officers
(currently 6 persons), including those listed in the summary compensation table presented in this proxy statement, and other full time employees

(currently approximately 200 persons) of the Corporation and its subsidiary banks. Directors who are not employees of the Corporation or its subsidiary banks are not eligible to participate in the 1997 Plan. Other individuals eligible to participate in the 1997 Plan may join the Corporation in the future. A maximum of 100,000 shares of common stock (subject to certain antidilution adjustments) will be available for Incentive Awards under the 1997 Plan. Shares to be issued under the 1997 Plan are expected to be authorized but unissued shares. Because officers and employees of the Corporation and its subsidiary banks may receive awards under the 1997 Plan, they may be deemed to have an interest in the 1997 Plan. The 1997 Plan will not be qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and will not be subject to the Employee Retirement Income Security Act of 1974.

             The 1997 Plan will be administered by the Committee. The Committee will be comprised of two or more directors who are "non-employee directors" as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Board of Directors, in its discretion, may also require that the members of the Committee be "outside directors" as defined in the rules issued pursuant to Section 162(m) of the Code. The Committee will make determinations, subject to the terms of the 1997 Plan, as to the persons to receive Incentive
Awards, the amount of Incentive Awards to be granted to each person, the terms of each grant, and all other determinations necessary or advisable for administration of the 1997 Plan. The Committee may amend the terms of Incentive Awards granted under the 1997 Plan from time to time in a manner consistent with the 1997 Plan; provided, that no amendment may be effective relating to a particular Incentive Award without the consent of the relevant participant, except to the extent the amendment operates solely to the benefit of the participant.

             Under the 1997 Plan, participants may be granted stock options. A stock option is the right to purchase a specified number of shares of common stock for a stated price at specified times. Certain stock options that may be granted to employees under the 1997 Plan may qualify as incentive stock options as defined in Section 422(b) of the Code
("Incentive Stock Options"). Other stock options will not be Incentive Stock Options within the meaning of the Code. Stock options may be granted at any time prior to the termination of the 1997 Plan according to its terms or by action of the Committee.

             The Committee will set forth the terms of individual grants of stock options in stock option agreements, which will contain such terms and conditions, consistent with the provisions of the 1997 Plan, as the Committee determines to be appropriate. These restrictions may include vesting requirements to encourage long-term ownership of shares. The

Corporation will receive no consideration upon the award of options. The option price per share will be determined by the Committee; provided, that the option price for an Incentive Stock Option will be a price equal to or higher than the "market value" of Firstbank common stock on the date of grant. "Market value" means (a) the high bid price as reported on the NASD Over-the-Counter Bulletin Board, (b) the last reported sales price if the securities are listed for trading on The Nasdaq Stock Market or one or more national securities exchanges, or (c) if neither (a) nor (b) is applicable, the value as determined by any means deemed fair and reasonable by the Committee. On February 14, 1997, the high bid price was $35 as reported on the NASD Over-the-Counter Bulletin Board.

             When exercising all or a portion of an option, a participant may pay the exercise price with cash or, with the consent of the Committee, shares of common stock. If shares of common stock are used to pay the exercise price and the Committee consents, a participant may use the value of shares received upon exercise for further exercises in a single transaction, permitting a participant to fully exercise an option with a relatively small initial cash or stock payment. The Committee may also authorize payment of all or a portion of the option price in the form of a promissory note or installments on such terms as the Committee may approve. The Board of Directors may restrict or suspend the power of the Committee to permit such loans and may require that adequate security be provided.

             Although the term of each stock option will be determined by the Committee, no Incentive Stock Option will be exercisable under the 1997
Plan after 10 years from the date it was granted. Options generally will be exercisable for limited periods of time if an option holder is terminated from employment with the Corporation or its subsidiary banks without cause, dies or becomes disabled. If an option holder is terminated for cause, the option holder will forfeit all rights to exercise any outstanding options. Options granted to participants under the 1997 Plan may not be transferred except by will or by the laws of descent and distribution, unless the Committee otherwise consents or the terms of the option agreement otherwise provide. No individual participant may be granted, during any calendar year, options to purchase more than 10,000 shares (subject to adjustment) of common stock under the 1997 Plan. The Committee may permit an option holder to exercise an option for an extended period, which may not extend beyond the earlier of either three years from the date of termination or the date on which the options expire by their terms, if (i) the option holder retires after age 62 or upon any other age determined by the Committee ("Normal Retirement"), (ii) the option holder voluntarily terminates employment with the written consent of the Committee after the option holder has attained 55 years of age and completed 10 years of service ("Early Retirement"), or (iii) the option holder voluntarily terminates employment and the Committee determines the termination to be in the best interests of the Corporation ("Consensual Severance").

             Because the specific participants and the market value of common stock on the grant date cannot presently be determined, the benefits or amounts that will be received by participants under the 1997 Plan in the future are not determinable. Similarly, the benefits or amounts that would have been received by participants had the 1997 Plan been in effect during the last completed fiscal year are not determinable.

             Under current federal income tax laws, no income will be realized when an option is granted pursuant to the 1997 Plan. A participant exercising an Incentive Stock Option will not recognize income at the time of exercise. The difference between the market value and the exercise price will, however, be a tax preference item for the purpose of calculating alternative minimum tax. Upon sale of the stock, so long as the participant held the stock for at least one year after the exercise of the option and at least two years after the grant of the option, the participant's basis will equal the option price, and the participant will pay tax on the difference between the sale price and the option price as capital gain, in which case the Corporation will not be entitled to any deduction for compensation income. If, prior to the expiration of either of the above holding periods, the participant sells shares acquired under an Incentive Stock Option, the tax deferral will be lost, and the participant will recognize compensation income equal to the difference between the option price and the fair market value of the shares sold at the time of exercise, but not more than the maximum amount that will not result in a loss on the disposition (generally the difference between the option price and the price at which the shares are sold). The Corporation will then receive a corresponding deduction for federal income tax purposes. Additional gains, if any, will be recognized by the participant as short- or long-term capital gain.

             If a participant exercises stock options that are not Incentive Stock Options, the participant will recognize compensation income in the year of exercise equal to the difference between the stock option price and the fair market value of the shares on the date of exercise. The Corporation will receive a corresponding deduction for federal income tax purposes. The participant's tax basis in the shares acquired will be increased by the amount of compensation income recognized. Sale of the stock after exercise will result in recognition of short- or long-term capital gain (or loss).

             In addition to the authority to grant stock options under the 1997 Plan, the 1997 Plan will allow the Committee to award restricted stock. Restricted stock will be subject to such terms and conditions, consistent with the provisions of the 1997 Plan, as the Committee from time to time may determine. As with stock option grants, the Committee will set forth the terms of individual awards of restricted stock in restricted stock agreements. If a participant's employment or director or officer status is terminated during the restricted period set by the Committee for any reason other than death or disability, or any additional reason as may be permitted by the Committee, then any shares of restricted stock still subject to restrictions will be forfeited. Unless the Committee provides otherwise in a restricted stock agreement, if a participant's employment or director or officer status is terminated during the restricted period by reason of death or disability, the restrictions on the participant's shares will terminate automatically as of the date of death or disability. The Committee, in its discretion, may provide that all or part of the restrictions on the restricted stock will lapse upon termination if the termination is by reason of Consensual Severance, Normal Retirement or Early Retirement.

             Without Committee authorization, a recipient of restricted stock may not sell, exchange, transfer, pledge, assign or otherwise dispose of such stock other than to the Corporation or by will or the laws of descent or distribution. In addition, the Committee may impose other restrictions on shares of restricted stock. However, holders of restricted stock will enjoy all other rights of shareholders with respect to restricted stock, including the right to vote restricted shares at shareholders' meetings and the right to receive all dividends paid with respect to restricted stock.
Any securities received by a holder of restricted stock pursuant to a stock dividend, stock split, recapitalization or reorganization will be subject to the same terms, conditions and restrictions that are applicable to the restricted stock for which such shares are received.

             Generally, a participant will not recognize income upon the award of restricted stock. However, a participant will recognize compensation income on the value of restricted stock at the time the restricted stock vests (when the restrictions lapse). At the time the participant recognizes this compensation income, the Corporation will be entitled to a corresponding deduction for federal income tax purposes. If restricted stock is forfeited by a participant, the participant will not recognize income and the Corporation will not receive a deduction. Prior to the lapse of the restrictions, dividends paid on restricted stock will be reported as compensation income to the participant and the Corporation will receive a corresponding deduction.

             A participant may, within 30 days after the date of an award of restricted stock, elect to report compensation income for the tax year in which the award of restricted stock occurred. If the participant makes such an election, the amount of compensation income will be the value of the restricted stock at the time of the award. Any later appreciation in the value of the restricted stock will be treated as capital gain and realized only upon the sale of the restricted stock. Dividends received after such an election will be taxable as dividends and not treated as additional compensation income. If, however, restricted stock is forfeited after the participant makes an election as described above, the participant will not be allowed any deduction for the amount earlier taken into income. Upon the sale of restricted stock, a participant will realize capital gain (or loss) in the amount of the difference between the sale price and the value of the stock previously reported by the participant as compensation income.

             The Committee may provide that upon the occurrence of a "change in control" of the Corporation (as defined in the 1997 Plan), all restricted stock or other Incentive Awards immediately would become fully vested, nonforfeitable or otherwise no longer subject to any restriction. The Committee may provide in the restricted stock agreement that the number of shares that will automatically vest will be limited in value to the extent that any payments that are deemed "parachute payments" as defined in
Section 280G9(b)(2) of the Code would not be subject to the excise tax imposed by Section 4999 of the Code.

             The Committee may also grant tax benefit rights under the 1997 Plan. As with options and restricted stock, the Committee will set forth the terms and conditions of tax benefit rights granted and the participants to receive tax benefit rights in written agreements. A tax benefit right entitles a participant to receive a cash payment from the Corporation or its subsidiary banks to encourage the participant to exercise his or her options. The amount of the payment may not exceed the amount calculated by multiplying the ordinary income, if any, realized by the participant for federal tax purposes as a result of the exercise of a non-Incentive Stock Option, or as a result of the disqualifying disposition of shares acquired under an Incentive Stock Option, by the maximum federal income tax rate (including any surtax or similar charge or assessment) for corporations, plus the applicable state and local tax imposed on the exercise of the option or disqualifying disposition. Tax benefit rights may be granted only with respect to a stock option issued and outstanding or to be issued under the 1997 Plan or any prior plans. A participant may refuse the issuance of a tax benefit right if the effect of the tax benefit right would disqualify an Incentive Stock Option, change the date of the grant or exercise price or impair the participant's existing stock options.

             Whenever Incentive Awards are made under the 1997 Plan, the Corporation may, if appropriate, withhold from any cash otherwise payable to the participant or require the participant to remit to the Corporation an amount sufficient to satisfy all applicable federal, state and local withholding taxes. Withholding may be satisfied by withholding common stock to be received upon exercise of an option or by delivery to the Corporation of shares of previously owned common stock.

             The Board of Directors may terminate the 1997 Plan at any time and may from time to time amend the 1997 Plan as it deems proper and in the best interests of the Corporation, provided that no such amendment may impair any outstanding Incentive Award without the consent of the participant, except according to the terms of the Incentive Award. Subject to shareholder approval, the 1997 Plan will take effect on April 28, 1997 and, unless earlier terminated by the Board of Directors, the 1997 Plan will terminate on April 27, 2007. No award may be made under the 1997
Plan after that date.

             The Corporation intends to register shares covered by the 1997 Plan under the Securities Act of 1933.

             The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and voting on this proposal is required to approve the 1997 Plan. For purposes of counting votes on this proposal, abstentions, broker non-votes and other shares not voted will not be counted as voted on this proposal, and the number of shares of which a majority is required will be reduced by the number of shares not voted.

               YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
      APPROVAL OF THE STOCK OPTION AND RESTRICTED STOCK PLAN OF 1997


VOTING SECURITIES

             At the close of business on March 3, 1997, the record date for determination of the shareholders entitled to vote at the annual meeting, the Corporation had issued and outstanding ____________ shares of its common stock, the only class of voting securities presently outstanding. Each share entitles its holder to one vote on each matter to be voted upon at the meeting.

             The following table shows certain information concerning the number of shares of common stock held by the only shareholder who is known to management of the Corporation to be the beneficial owner of more than 5 percent of the outstanding shares of common stock of the Corporation as of December 31, 1996.

                                      AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP<F1>
                                      ---------------------------------------------
                                           SOLE          SHARED
                                         VOTING AND     VOTING OR       TOTAL
         NAME AND ADDRESS OF             INVESTMENT     INVESTMENT    BENEFICIAL     PERCENT
          BENEFICIAL OWNER                 POWER         POWER<F2>    OWNERSHIP      OF CLASS
     --------------------------          ----------     ----------    ----------     --------
     Firstbank Corporation
     Employee Stock Ownership
     Plan ("ESOP")
     311 Woodworth
     Avenue, Alma,
     Michigan 48801<F3>                      0           141,839        141,839        8.7 %

          The following table shows certain information concerning the shares of the Corporation beneficially owned by each of the Corporation's directors and nominees for director, by the executive officers named in the summary compensation table below, and by all directors and executive officers as a group as of December 31, 1996.

                                        AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP<F1>
                                        ---------------------------------------------
                                           SOLE             SHARED
                                         VOTING AND        VOTING OR          TOTAL
           NAME OF                       INVESTMENT        INVESTMENT       BENEFICIAL        PERCENT
      BENEFICIAL OWNER                     POWER           POWER<F2>        OWNERSHIP         OF CLASS
     ------------------                  ----------        ----------       ----------        --------
     Mary D. Deci                        2,858<F4><F5>         125         2,983<F4><F5>        <F*>
     William E. Goggin                   3,943               1,821         5,764                <F*>
     Edward B. Grant                         0               1,058         1,058                <F*>
     Charles W. Jennings                     0               1,174         1,174                <F*>
     John A. McCormack                  22,161<F4><F5>           0        22,161<F4><F5>        1.36%
     Phillip G. Peasley                  4,421                   0         4,421                <F*>
     Dale A. Peters                      4,743<F4><F5>         186         4,929<F4><F5>        <F*>
     David D. Roslund                    3,473                  93         3,566                <F*>
     Thomas R. Sullivan                  4,231<F4><F5>           0         4,231<F4><F5>        <F*>
     James E. Wheeler II                 2,887<F4><F5>       4,556         7,443<F4><F5>        <F*>
     All directors and executive
         officers as a group            52,404<F4><F5>       9,384        61,788<F4><F5>        3.80%

     <F*>Represents less than 1 percent of the outstanding shares.

                                     -11-

<F1> The numbers of shares stated are based on information furnished by each person listed and include shares personally owned of record by that person and shares which under applicable regulations are deemed to be otherwise beneficially owned by that person. Under these regulations, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has or shares voting power or investment power with respect to the security. Voting power includes the power to vote or to direct the voting of the security. Investment power includes the power to dispose or to direct the disposition of the security. A person will also be considered the beneficial owner of a security if the person has a right to acquire beneficial ownership of the security within 60 days.

<F2> Includes shares as to which the indicated person is legally entitled to share voting or investment power by reason of joint ownership, trust, or other contract or property right, and shares held by spouses and children over whom the indicated person may have substantial influence by reason of the relationship.

<F3> John A. McCormack, Dale A. Peters, and Thomas R. Sullivan, all
     officers of the Corporation, and Nancy A. Stark, Human Resources Officer for Bank of Alma, a wholly owned subsidiary of the Corporation, are the members of the Pension Committee of the Corporation. Bank of Alma is the trustee of the ESOP Trust, which holds shares of the Corporation for the ESOP. The trustee has voting and limited investment power over the shares held by the ESOP Trust which have not been allocated to an individual account, if any, and limited investment power over shares which have been allocated to an individual account. The Pension Committee has the power to direct the trustee as to the voting of the shares held by the ESOP Trust that have not been allocated to an individual account, if any. Each of the members of the Pension Committee disclaims beneficial ownership of shares held by the ESOP (except shares allocated to the person's individual account under the ESOP), and the ESOP shares are not reported as beneficially owned by the members of the Pension Committee as individuals unless the shares have been allocated to the person's individual account under the ESOP.

<F4> Includes shares allocated to individual accounts under the ESOP.

<F5> Shares that may be acquired pursuant to stock options are included in the table for stock options that are exercisable within 60 days. The number of shares subject to such options for (a) Ms. Deci is 1,431 shares, (b) Mr. McCormack is 2,796 shares, (c) Mr. Peters is 1,864 shares, (d) Mr. Sullivan is 1,864 shares, (e) Mr. Wheeler is 1,864 shares, and (f) all directors and executive officers as a group is 10,939 shares. No other listed person owns options.

BOARD OF DIRECTORS

          The Articles of Incorporation of the Corporation provide that the Board of Directors will be divided into three classes, as nearly equal in number as possible, with the term of office of one class expiring each year. The present Board of Directors consists of five persons who were elected to the Board of Directors for terms of three years each by the Corporation's shareholders and one person who was appointed by the Board of Directors to fill a vacancy. The term of office of one class of directors consisting of two directors expires in 1997.

          Biographical information concerning the current directors and the nominees who are nominated for election to the Board of Directors at the annual meeting is presented below. Except as otherwise indicated, all directors and nominees have had the same principal employment for over five years.

NOMINEES FOR 3-YEAR TERMS EXPIRING IN 2000

          JOHN A. MCCORMACK (age 60) has been President and Chief Executive Officer and a director of the Corporation since 1986. He has also been President and Chief Executive Officer and a director of Bank of Alma since 1986. Previously, he served Bank of Alma in other capacities. Mr. McCormack is a director of Firstbank and 1st Bank, both wholly owned subsidiaries of the Corporation.

          DAVID D. ROSLUND (age 56) was appointed to the Board of Directors of the Corporation in 1995 and has been a director of Bank of Alma since 1990. Mr. Roslund, a certified public accountant, is the Administrator of Wilcox Health Care Center, a nursing home located in Alma. He also is an investor in and manager of several local small businesses.

DIRECTORS WITH TERMS EXPIRING IN 1999

          EDWARD B. GRANT (age 47) has been a director of Firstbank since 1988, and of the Corporation since 1990. He has served as Chairman of the Board of Firstbank since 1989. Mr. Grant is Director, Graduate Business Studies, at Central Michigan University.

          PHILLIP G. PEASLEY (age 63) has been a director of Bank of Alma since 1973, and of the Corporation since 1985. He is the owner and President of Peasley's Hardware & Furniture, Inc., a retail hardware and furniture store.

DIRECTORS WITH TERMS EXPIRING IN 1998

          WILLIAM E. GOGGIN (age 51) has been a director of Bank of Alma since 1974, and of the Corporation since 1985. Mr. Goggin has served as Chairman of the Board of the Corporation since 1986. He is an attorney with the law firm of Goggin & Baker.

          CHARLES W. JENNINGS (age 60) has been a director of 1st Bank since 1987, and a director of the Corporation since 1989.
     Mr. Jennings is an attorney with the law firm of Jennings & Ellias, P.C.

          The Board of Directors of the Corporation has a standing audit committee. It is the duty of the audit committee to cause a suitable examination of the Corporation's financial records and operations, and those of its subsidiaries, to be made by the internal auditor through a program of continuous internal audits; to recommend to the Board of Directors the appointment of independent auditors to audit the consolidated financial statements of the Corporation and its subsidiaries and make such additional examinations as the committee deems advisable; to review reports of examination of the Corporation and its subsidiaries received from regulatory authorities; and to report to the Board of Directors at least once each calendar year on the results of examinations made and offer such conclusions and recommendations as the committee deems appropriate.
Messrs. Goggin, Grant, and Roslund served on this committee. During 1996, the audit committee held four meetings.

          The Board of Directors of the Corporation does not have standing nominating or compensation committees. The entire Board of Directors performs the functions of those committees. In making nominations for election to the Board of Directors, the Board of Directors will consider recommendations of shareholders. Shareholders who wish to recommend nominees should submit their recommendations in writing, delivered or mailed to the Secretary of the Corporation.

          The Board of Directors of the Corporation held 15 regularly scheduled and special meetings during 1996. All incumbent directors attended at least 75 percent of all meetings of the Board of Directors and any committees on which they served.

REPORT ON EXECUTIVE COMPENSATION

          All of the executive officers of the Corporation are also officers of one or more of the Corporation's subsidiary banks. They serve as officers of the Corporation as an incident to their primary service as an officer and employee of a subsidiary bank and, except for certain directors' fees, receive no compensation directly from the Corporation. Although there is a great deal of communication between the Board of

Directors of the Corporation and the Boards of Directors of the banks, the Boards of Directors of the banks retain authority and responsibility for setting compensation for their own officers, including those officers who also serve as officers of the Corporation.

          The entire Board of Directors of the Corporation serves as a compensation committee, with Mr. McCormack excluded from decisions with respect to his own compensation. The entire Board of Directors of the Corporation, except Mr. McCormack, serves as a committee to administer the 1993 Plan. The Corporation's Board of Directors has responsibility for establishing the formal employee benefit plans which are available to the employees of all of the subsidiary banks. These plans currently include a qualified employee stock ownership and 401(k) plan, a non-qualified deferred compensation plan, the 1993 Plan and, subject to shareholder approval, the 1997 Plan. The Board of Directors of the Corporation reviews the compensation to be paid to the chief executive officers of the subsidiary banks, each of whom is also an officer of the Corporation. Recommendation and formal authorization of the compensation of the subsidiary bank chief executive officers is, however, the role of the Boards of Directors of the subsidiary banks.

          All executive officers receive a salary and, if net income is
satisfactory, an annual cash bonus.   It is the policy of the Corporation
and the banks to set salaries at levels that will be competitive with other comparable financial institutions in order to enable the Corporation and the banks to retain and, when needed, attract qualified executive officers. Information on compensation levels of other institutions is obtained from compensation surveys published by the Michigan Banker's Association, the Bank Administration Institute and from other similar sources. In setting salaries, the Corporation and the banks also seek to assure relative fairness in the compensation of officers and to recognize the value of the contribution that each makes to the Corporation's success. Annual cash bonuses are based on a discretionary evaluation of the performance of the Corporation and the bank served by the officer. Bonuses also take into account recognition of specific personal achievements of the individual officers.

          During 1996, stock options were awarded under the 1993 Plan to all full-time benefit eligible employees as of January 1, 1997. The number of shares subject to each option was based on the position and a discretionary assessment of the performance of each grantee. The options awarded in 1996 vest over different periods depending on the employment classification of the grantee. All options awarded to hourly employees become fully vested six months after the grant date. Options awarded to salaried employees vest over a period of nine years from the date of the grant with 10% vesting six months after the grant date and an additional 10% vesting on each anniversary of the date of the grant. The 1993 Plan also allows the Corporation to issue restricted stock to officers and employees of the Corporation and its subsidiaries. However, no shares of restricted stock were awarded in 1996.

          The Corporation generally maintains a conservative level of perquisites and personal benefits. The dollar value of perquisites and personal benefits provided to executive officers does not exceed 10% of each executive officer's respective annual salary and bonus.

          Section 162(m) of the Internal Revenue Code provides that publicly held corporations may not deduct compensation paid to certain executive officers in excess of $1 million annually, with certain exemptions. The Corporation's Board of Directors has examined its executive compensation policies in light of Section 162(m) and the regulations issued by the Internal Revenue Service to implement that section. It is not expected that any portion of the Corporation's deduction for employee remuneration will be disallowed in 1997 or in future years by reason of actions expected to be taken in 1997.

          The salary and bonus of John A. McCormack, President and Chief Executive Officer of the Corporation and Bank of Alma, was recommended by the Compensation Committee of Bank of Alma and approved by the Boards of Directors of the Corporation and Bank of Alma. In recommending and approving Mr. McCormack's salary, the committee and the boards considered a survey of compensation paid to executive officers by Michigan financial institutions of more or less comparable size. Mr. McCormack's salary, bonus, and stock option awards were also based on a discretionary evaluation of Mr. McCormack's personal performance and the operating results of the Corporation and Bank of Alma. For this purpose, the committee and the Boards of Directors focused on the earnings of the Corporation and Bank of Alma in the year just completed, the quality and productivity of the management team, reductions in administrative staffing, and continuing improvements made in loan quality, loan and loan allowance management, and loan documentation and procedure.

                                   Respectfully submitted,

                                   William E. Goggin
                                   Edward B. Grant
                                   Charles W. Jennings
                                   John A. McCormack
                                   Phillip G. Peasley
                                   David D. Roslund

STOCK PERFORMANCE

          The following graph compares the cumulative total shareholder return on the common stock of the Corporation to the KBW 50 Index, published by Keefe, Bruyette & Woods, Inc., and the Standard & Poor's 500 Stock Index assuming a $100 investment at the end of 1991. The Standard & Poor's 500 Stock Index is a broad equity market index. The KBW 50 Index is composed of 50 money center and regional bank holding companies.
Cumulative total return is measured by dividing (i) the sum of (A) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (B) the difference between the share price at the end and the beginning of the measurement period; by (ii) the share price at the beginning of the measurement period. The Standard & Poor's 500 Index and the KBW 50 Index assume dividend reinvestment.








                         [STOCK PERFORMANCE GRAPH]







          The table below shows dollar values for cumulative total shareholder return plotted in the graph above.

                1991      1992      1993      1994      1995      1996
               ------    ------    ------    ------    ------    ------
Firstbank      $100.0    $161.7    $301.9    $318.0    $409.7    $541.4
KBW 50         $100.0    $127.4    $134.5    $127.6    $204.4    $289.1
S&P 500        $100.0    $107.6    $118.5    $120.0    $165.1    $203.1

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

          Executive officers of the Corporation are compensated by Bank of Alma, Firstbank, or 1st Bank, in accordance with their employment with the applicable banks. They do not receive any compensation directly from the Corporation, except for directors' fees paid by the Corporation when such executive officers serve as directors for other than their employer bank. Presented below is the remuneration paid for the three years ended December 31, 1996, by Bank of Alma to its President and Senior Vice Presidents and by Firstbank and 1st Bank to their Presidents, the only officers of the Corporation whose annual salary and bonus exceeded $100,000 for the year ended December 31, 1996.

                        SUMMARY COMPENSATION TABLE
                                                                             LONG TERM
                                                                            COMPENSATION
                                                                            ------------
                                                                             SECURITIES         ALL
          NAME AND                               ANNUAL COMPENSATION         UNDERLYING        OTHER
     PRINCIPAL POSITION               YEAR       SALARY<F1>   BONUS<F1>      OPTIONS<F2>   COMPENSATION<F3>
     ------------------               ----       ----------   ---------      -------       ------------
John A. McCormack
     President, Chief Executive       1996        $149,294     $44,177          1,575          $7,593
     Officer and director of          1995         125,758      41,727          1,654          22,714
     the Corporation and              1994         119,350      40,777          1,737          20,251
     Bank of Alma
Thomas R. Sullivan
     Executive Vice President         1996         100,521      15,000          1,313           5,489
     of the Corporation and           1995          93,742      12,500          1,103           5,146
     President, Chief Executive       1994          90,000       8,000          1,158           4,461
     Officer and director of
     Firstbank
James E. Wheeler II
     Vice President of the            1996          81,583      24,200          1,050           3,952
     Corporation and Senior           1995          78,285      22,100          1,103           3,997
     Vice President and Chief         1994          75,500      21,800          1,158           3,921
     Loan Officer of Bank
     of Alma
Dale A. Peters
     Vice President of the            1996          80,578      25,000          1,313           5,328
     Corporation and President        1995          70,537      25,000          1,103           4,833
     and Chief Executive              1994          68,000      11,000          1,158           4,104
     Officer of 1st Bank




                                      -18-

Mary D. Deci
     Vice President and Chief         1996          76,592      23,600          1,050           4,899
     Financial Officer of the         1995          72,601      21,600            992           5,146
     Corporation and Senior           1994          62,000      17,100            868           3,985
     Vice President and Chief
     Financial Officer of
     Bank of Alma
________________________________

<F1> Includes directors' fees and compensation voluntarily deferred under the ESOP and under the Firstbank Corporation Nonqualified Deferred Compensation Plan.

<F2> The numbers of shares subject to stock options have been adjusted to reflect the five percent stock dividends distributed on December 29, 1994, December 28, 1995, and December 13, 1996.

<F3> All other compensation for the year ended December 31, 1996, includes
     (a) matching contributions under the ESOP and (b) insurance premiums paid on life insurance for the benefit of the named executive officers. The officers have not and will not receive any interest in any cash surrender value of the life insurance obtained for the benefit of the officers. The amounts included for each such category are:

                                              (A)        (B)
                                             ------     ------

               John A. McCormack             $6,537     $1,056
               Thomas R. Sullivan             4,337      1,152
               James E. Wheeler II            3,011        941
               Dale A. Peters                 4,406        922
               Mary D. Deci                   4,027        872

          Stock options are believed to help align the interests of employees with the interests of shareholders by promoting stock ownership by employees and by rewarding them for appreciation in the price of the Corporation's stock. Stock options which were granted or outstanding during 1996 were granted under the 1993 Plan.

          The following tables set forth information concerning stock options granted to and exercised or retained by the named executive officers of the Corporation during 1996.

                     OPTION GRANTS IN LAST FISCAL YEAR
                                          % OF
                                          TOTAL                                    POTENTIAL REALIZABLE VALUE AT
                           NUMBER OF     OPTIONS                                     ASSUMED ANNUAL RATES OF
                            SHARES      GRANTED TO                                   STOCK PRICE APPRECIATION
                          UNDERLYING    EMPLOYEES                                        FOR OPTION TERM
                            OPTIONS     IN FISCAL    EXERCISE    EXPIRATION        ---------------------------
   NAME                   GRANTED <F2>     YEAR      PRICE <F2>     DATE             0%        5%        10%
   ----                   ------------  ----------   ---------   ----------        ------   -------    -------
John A. McCormack            1,575          5.7%      $33.81      11/25/06           $0     $33,488    $84,867
Thomas R. Sullivan           1,313          4.7%       33.81      11/25/06            0      27,907     70,722
James E. Wheeler II          1,050          3.8%       33.81      11/25/06            0      22,326     56,578
Dale A. Peters               1,313          4.7%       33.81      11/25/06            0      27,907     70,722
Mary D. Deci                 1,050          3.8%       33.81      11/25/06            0      22,326     56,578

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND YEAR END OPTION VALUES
                                                               NUMBER OF            VALUE OF
                                                           SHARES UNDERLYING       UNEXERCISED
                                                              UNEXERCISED          IN-THE-MONEY
                                                               OPTIONS AT           OPTIONS AT
                             NUMBER OF                          YEAR END            YEAR END
                          SHARES ACQUIRED      VALUE          EXERCISABLE/        EXERCISABLE/
   NAME                     ON EXERCISE       REALIZED        UNEXERCISABLE       UNEXERCISABLE
   ----                   ---------------     --------        -------------       -------------
John A. McCormack                0               $0            2,796/3,992       $41,048/33,840
Thomas R. Sullivan               0                0            1,864/2,924        27,379/22,978
James E. Wheeler II              0                0            1,864/2,661        27,379/22,571
Dale A. Peters                   0                0            1,864/2,924        27,379/22,978
Mary D. Deci                     0                0            1,431/2,391        20,877/18,734
_________________________

<F1> The per share exercise price of each option is equal to the market value of the common stock on the date each option was granted. All outstanding options were granted for a term of ten years. Options terminate, subject to certain limited exercise provisions, in the event of death, retirement, or other termination of employment. No option is exercisable until six months after the date of grant. Except for options granted in 1994 which became fully vested six months after the date of grant, the right to exercise options vests



                                     -20-

     over nine years with 10% becoming vested six months from the grant date and an additional 10% vesting on each anniversary of the date of grant.

<F2> The numbers have been adjusted in accordance with the 1993 Plan to reflect a five percent stock dividend distributed to all shareholders on December 13, 1996.

          The Corporation pays the Chairman of its Board a retainer of $3,000 per year and pays each of its directors who is not compensated as an officer of the Corporation a fee of $500 for each regular Board of Directors meeting attended and $700 for each full day and $500 for each half day special Board of Directors meeting attended and $200 for each conference call in which the director participates. In addition, directors who serve on the Corporation's audit committee are paid $150 for each committee meeting attended.

          Each director or nominee of the Corporation is also a director of Bank of Alma, Firstbank, or 1st Bank. Bank of Alma pays the Chairman of its Board a retainer of $3,000 per year and pays each of its directors who is not compensated as an officer of Bank of Alma a fee for each regular Board of Directors meeting attended based on years served as a director. For each regular meeting, directors that have served zero through five years receive $300, six through ten years receive $400, and over ten years receive $500. Each director attending a special full day Board of Directors meeting receives $600, and for each half day meeting, $350. In addition, directors of Bank of Alma who serve on committees are paid $200 for each executive committee meeting attended and $100 for each other committee meeting attended.

          Firstbank pays the Chairman of its Board a retainer of 100 shares of Firstbank Corporation common stock per year and pays each of its directors who is not compensated as an officer of Firstbank a retainer of 50 shares of Firstbank Corporation common stock plus a fee of $200 for each regular Board of Directors meeting attended and $300 for each special Board of Directors meeting attended. In addition, directors who serve on committees are paid $100 for each committee meeting attended. Directors have the option of receiving meeting fees in cash or Firstbank Corporation common stock.

          1st Bank pays each of its directors who is not compensated as an officer of 1st Bank a fee of $250 for each regular Board of Directors meeting attended and $400 for each special Board of Directors meeting attended. In addition, directors who serve on committees are paid $100 for each committee meeting attended. Directors have the option of receiving fees in cash or Firstbank Corporation common stock.

          Directors of the Corporation and each subsidiary bank may elect to defer their director fees under the Firstbank Corporation Nonqualified Deferred Compensation Plan. Deferrals are discretionary and each director is permitted to select an investment option for the deferred fees under the Deferred Compensation Plan.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

          The Exchange Act requires the Corporation's directors, officers, and persons who own more than 10% of the Corporation's common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). SEC regulations require such reporting persons to furnish the Corporation with copies of all such reports they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no filings were required for those persons, the Corporation believes that, from January 1, 1996, through December 31, 1996, its directors, officers, and greater than 10% shareholders complied with all applicable filing requirements.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

          The entire Board of Directors of the Corporation serves as a compensation committee. As a director of the Corporation, Mr. McCormack serves on the Board of Directors and participates in deliberations concerning compensation of other executive officers. Mr. McCormack, however, is excluded from decisions with respect to his own compensation. The entire Board of Directors, except Mr. McCormack, serves as a committee to administer the 1993 Plan.

          Mr. Goggin is the owner of Goggin & Baker, a law firm which Bank of Alma has retained in prior years and proposes to retain in the current fiscal year. Fees paid by the Corporation and its subsidiaries represented less than 5% of the gross revenues of the law firm during 1996.

          Bank of Alma leases space to Goggin & Baker. Lease payments for the space occupied by Goggin & Baker equal $561 per month. The Goggin & Baker lease is for a term of 5 years ending March 30, 1999.

          Charles W. Jennings is an attorney with, and President and 50 percent shareholder of, Jennings & Ellias, P.C., a law firm which has performed services for 1st Bank in prior years and which 1st Bank may continue to use for legal matters in the future. Fees paid by the Corporation and its subsidiaries represented less than 5% of the gross revenues of the law firm during 1996.

          Directors and officers of the Corporation and their associates were customers of, and had transactions with, the Corporation's subsidiary banks in the ordinary course of business between January 1, 1996, and December 31, 1996. All loans and commitments included in such transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features. All loans to directors, officers, and their associates were current as of December 31, 1996.

INDEPENDENT AUDITORS

          The Board of Directors of the Corporation has appointed the firm of Crowe, Chizek and Company LLP, certified public accountants, as independent auditors of the Corporation for the 1997 fiscal year. Crowe, Chizek and Company LLP also examined and reported on the Corporation's financial statements as of, and for the year ended, December 31, 1996. A representative of Crowe, Chizek and Company LLP is expected to be present at the annual shareholders' meeting and have an opportunity to make a statement if the representative desires to do so. The Crowe, Chizek and Company LLP representative is also expected to be available to respond to appropriate questions.

SHAREHOLDER PROPOSALS

          Shareholder proposals intended to be presented at the next annual meeting must be received by the Corporation for inclusion in its proxy statement and form of proxy relating to that meeting by November 19, 1997. Shareholder proposals should be made in accordance with Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, and should be addressed to Mary D. Deci, Secretary, Firstbank Corporation,
311 Woodworth Avenue, Alma, Michigan 48801.

                                APPENDIX A

              STOCK OPTION AND RESTRICTED STOCK PLAN OF 1997

                           FIRSTBANK CORPORATION

              STOCK OPTION AND RESTRICTED STOCK PLAN OF 1997


                                 SECTION 1

                  ESTABLISHMENT OF PLAN; PURPOSE OF PLAN

     1.1 ESTABLISHMENT OF PLAN. The Company hereby establishes the Stock Option and Restricted Stock Plan of 1997 (the "Plan") for its corporate and Subsidiary officers and other key employees. The Plan permits the grant or award of Options, Restricted Stock and Tax Benefit Rights.

     1.2 PURPOSE OF PLAN. The purpose of the Plan is to provide officers and key employees of the Company and its Subsidiaries with an increased incentive to make significant contributions to the long-term performance and growth of the Company and its Subsidiaries, to join the interests of officers and key employees with the interests of the Company's shareholders through the opportunity for increased stock ownership, and to attract and retain officers and key employees. The Plan is further intended to provide flexibility to the Company in structuring long-term incentive compensation to best promote the foregoing objectives.


                                 SECTION 2

                                DEFINITIONS

     The following words have the following meanings unless a different meaning is plainly required by the context:

     2.1  "Act" means the Securities Exchange Act of 1934, as amended.

     2.2  "Board" means the Board of Directors of the Company.

     2.3 Unless otherwise defined in the grant or agreement applicable to an Incentive Award, "Change in Control" means:

               (a) the sale, lease, exchange, or other transfer of substantially all the assets of the Company (in one transaction or in a series of related transactions) to, or the merger or consolidation of the Company with, a corporation that is not controlled by the Company; or

               (b) a change in control of the Company of a nature that would be required to be reported in a response to Item

          6(e) of Schedule 14A of Regulation 14A issued under the Act, provided that, without limitation, such change in control shall be deemed to have occurred if (i) any "person" (as such term is used in Section 13(d) and 14(d)(2) of the Act) is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding securities, or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority of the Board (unless the election or nomination for election by the Company's shareholders of each new director was approved by a vote of at least two-thirds (2/3) of the directors then still in office who were directors at the beginning of the period).

     2.4  "Code" means the Internal Revenue Code of 1986, as amended.

     2.5 "Committee" means a committee the Board shall designate to administer the Plan. The Committee shall consist of at least two members of the Board appointed by the Board, all of whom shall be "non-employee directors" as defined in Rule 16b-3 under the Act as in effect from time to time. The Board, in its discretion, may also require that members of the Committee be "outside directors" as defined in the rules issued under
Section 162(m) of the Code.

     2.6  "Common Stock" means the Common Stock of the Company.

     2.7  "Company" means Firstbank Corporation, a Michigan corporation.

     2.8 "Competition" means participation, directly or indirectly, in the ownership, management, financing or control of any business that is the same as or similar to the present or future businesses of the Company or its parent or any Subsidiary. Such participation may be by way of employment, consulting services, directorship or officership. Ownership of less than five percent (5%) of the shares of any corporation whose shares are traded publicly on any national or regional stock exchange or over the counter shall not be deemed Competition.

     2.9 "Consensual Severance" means the voluntary termination of all employment by the Participant with the Company or any of its Subsidiaries which the Committee determines to be in the best interests of the Company.

     2.10 "Early Retirement" means the voluntary termination of all employment by a Participant with the written consent of the Committee after the Participant has attained 55 years of age and completed 10 years of service with the Company or any of its Subsidiaries.

     2.11 "Incentive Award" means the award or grant of an Option, Restricted Stock or Tax Benefit Right to a Participant under the Plan.

     2.12 "Market Value" of any security on any given date means: (a) the high bid price as reported on the NASD Over-the-Counter Bulletin Board, or if there is no such bid price for such security on such date, the high bid price on the first day prior thereto on which such price was quoted; (b) if the security is listed for trading on The Nasdaq Stock Market or one or more national securities exchanges, the last reported sales price on the date in question, or if such security shall not have been traded on such principal exchange on such date, the last reported sales price on the first day prior thereto on which such security was so traded; or (c) if neither
(a) nor (b) is applicable, the value as determined by any means deemed fair and reasonable by the Committee, which determination shall be final and binding on all parties.

     2.13 "Normal Retirement" means the voluntary termination of all employment by a Participant after the Participant has attained 62 years of age, or such other age as shall be determined by the Committee in its sole discretion or as otherwise may be set forth in the Incentive Award agreement or other grant document with respect to a Participant and a particular Incentive Award.

     2.14 "Option" means the right to purchase Common Stock at a stated price for a specified period of time.

     2.15 "Participant" means the officers and other key employees of the Company and its Subsidiaries who are granted an Incentive Award under the Plan.

     2.16 "Restricted Period" means the period of time during which Restricted Stock awarded under the Plan is subject to restrictions. The Restricted Period may differ among Participants and may have different expiration dates with respect to shares of Common Stock covered by the same Incentive Award.

     2.17 "Restricted Stock" means Common Stock awarded to a Participant under Section 6 of the Plan.

     2.18 "Subsidiary" means any corporation or other entity of which fifty percent (50%) or more of the outstanding voting stock or voting ownership interest is directly or indirectly owned or controlled by the Company, or by one or more Subsidiaries of the Company.

     2.19 "Tax Benefit Right" means any right granted to a Participant under Section 7 of the Plan.

     2.20 "Total Disability" means Total Disability as such term is defined in the Firstbank Corporation Amended and Restated 401(k) and Employee Stock Ownership Plan.


                                 SECTION 3

                              ADMINISTRATION

     3.1 POWER AND AUTHORITY. The Committee shall administer the Plan. Except as limited in this Plan, the Committee shall have full power and authority to interpret the provisions of the Plan and Incentive Awards granted under the Plan, to supervise the administration of the Plan and the Incentive Awards granted under the Plan and to make all other determinations considered necessary or advisable under the Plan. All determinations, interpretations and selections made by the Committee regarding the Plan shall be final and conclusive. The Committee shall hold its meetings at such times and places as it deems advisable.
Action may be taken by a written instrument signed by all of the members of the Committee, and any action so taken shall be fully as effective as if it had been taken at a meeting duly called and held.
The Committee may delegate recordkeeping, calculation, payment, and other ministerial administrative functions to individuals designated by the Committee, who may be employees of the Company or its Subsidiaries.

     3.2 GRANTS OR AWARDS TO PARTICIPANTS. In accordance with and subject to the provisions of the Plan, the Committee shall have the authority to determine all provisions of Incentive Awards as the Committee may deem necessary or desirable and as are consistent with the terms of the Plan, including, without limitation, the authority to: (a) determine whether and when Incentive Awards will be granted, the persons to be granted Incentive Awards, the amount of Incentive Awards to be granted to each person and the terms of the Incentive Awards to be granted; (b) determine and amend vesting schedules, if any; (c) permit delivery or withholding of stock in payment of the exercise price or to satisfy tax withholding obligations; and (d) waive any restrictions or conditions applicable to any Incentive Award. Incentive Awards shall be granted or awarded by the Committee, and Incentive Awards may be amended by the Committee consistent with the Plan, provided that no such amendment may become effective without the consent of the Participant, except to the extent that the amendment operates solely to the benefit of the Participant.

     3.3 INDEMNIFICATION OF COMMITTEE MEMBERS. Neither any member or former member of the Committee nor any individual to whom authority is or has been delegated shall be personally responsible or liable for any act or omission in connection with the performance of powers or duties or the exercise of discretion or judgment in the administration and implementation of the Plan. Each person who is or shall have been a member of the Committee shall be indemnified and held harmless by the Company from and against any cost, liability or expense imposed or incurred in connection with such person's or the Committee's taking or failing to take any action under the Plan. Each such person shall be justified in relying on information furnished in connection with the Plan's administration by any appropriate person or persons.


                                 SECTION 4

                        SHARES SUBJECT TO THE PLAN

     4.1  NUMBER OF SHARES.  Subject to adjustment as provided in
Section 4.3 of the Plan, a maximum of 100,000 shares of Common Stock shall be available for Incentive Awards under the Plan. Such shares may be authorized but unissued shares.

     4.2 LIMITATION UPON INCENTIVE AWARDS. No Participant shall be granted, during any calendar year, Incentive Awards with respect to more than 10% of the total number of shares of Common Stock available for Incentive Awards under the Plan set forth in Section 4.1 of the Plan, subject to adjustment as provided in Section 4.3 of the Plan.

     4.3 ADJUSTMENTS. If the number of shares of Common Stock outstanding changes by reason of a stock dividend, stock split, recapitalization, merger, consolidation, combination, exchange of shares or any other change in the corporate structure or shares of the Company, the aggregate number and class of shares available for grants or awards under the Plan, together with the Option prices, award limits and other appropriate terms of this Plan, shall be appropriately adjusted. No fractional shares shall be issued pursuant to the Plan, and any fractional shares resulting from adjustments shall be eliminated from the respective Incentive Award, with an appropriate cash adjustment for the value of any Incentive Awards eliminated. If an Incentive Award is canceled, surrendered, modified, expires or is terminated during the term of the Plan but prior to the exercise or vesting of the Incentive Award in full, the shares subject to but not purchased or retained by the Participant under such Incentive Award shall be available for other Incentive Awards. If shares subject to and otherwise deliverable upon the exercise of an Incentive Award are surrendered to the Company in connection with the exercise or vesting of an Incentive Award, the surrendered shares subject to the Incentive Award shall be available for other Incentive Awards.

                                 SECTION 5

                                  OPTIONS

     5.1 GRANT. A Participant may be granted one or more Options under the Plan. Options shall be subject to such terms and conditions, consistent with the other provisions of the Plan, as shall be determined by the Committee in its sole discretion. The Committee may vary, among Participants and among Options granted to the same Participant, any and all of the terms and conditions of the Options granted under the Plan. Subject to the limitation imposed by Section 4.2 of the Plan, the Committee shall have complete discretion in determining the number of Options granted to each Participant. The Committee may designate whether or not an Option is to be considered an incentive stock option as defined in Section 422(b) of the Code.

     5.2 OPTION AGREEMENTS. Each Option shall be evidenced by an Option agreement containing such terms and conditions, consistent with the provisions of the Plan, as the Committee from time to time determines. To the extent not covered by the Option agreement, the terms and conditions of this Section 5 shall govern.

     5.3 OPTION PRICE. The per share Option price shall be determined by the Committee. The per Share Option Price of any Option intended to qualify as an incentive stock option under Section 422(b) of the Code shall be equal to or greater than 100% of the Market Value on the date of grant.
The date of grant of an Option shall be the date the Option is authorized by the Committee or a future date specified by the Committee as the date for issuing the Option.

     5.4 MEDIUM AND TIME OF PAYMENT. The exercise price for each share purchased pursuant to an Option granted under the Plan shall be payable in cash or, if the Committee consents, in shares of Common Stock (including Common Stock to be received upon a simultaneous exercise). The time and terms of payment may be amended before or after exercise of an Option (a) by the Committee in its sole discretion, if the terms of such amendment are more favorable to the Participant, or (b) in all other cases, by the Committee with the consent of the Participant. The Committee may from time to time authorize payment of all or a portion of the Option price in the form of a promissory note or installments according to such terms as the Committee may approve. The Board may restrict or suspend the power of the Committee to permit such loans and may require that adequate security be provided.

     5.5 OPTIONS GRANTED TO TEN PERCENT SHAREHOLDERS. No Option granted to any Participant who at the time of such grant owns, together with stock attributed to such Participant under Section 424(d) of the Code, more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries may be designated as an incentive stock option, unless such Option provides an exercise price equal to at least one hundred ten percent (110%) of the Market Value of the Common Stock, and the exercise of the Option after the expiration of five years from the date of grant of the Option is prohibited by its terms.

     5.6 LIMITS ON EXERCISABILITY. Options shall be exercisable for such periods as may be fixed by the Committee. Options intended to qualify as incentive stock options shall have terms not to exceed ten years from the grant date. The Committee may in its discretion require a Participant to continue service with the Company and its Subsidiaries for a certain length of time prior to an Option becoming exercisable and may eliminate such delayed vesting provisions. The Committee may also vary, among Participants and among Options granted to the same Participant, any and all of the terms and conditions of Options granted under the Plan.

     5.7  TRANSFERABILITY.

          (a) GENERAL. Unless the Committee otherwise consents or unless the terms of the Option agreement provide otherwise, no Option granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. In addition, all Options granted to a Participant during the Participant's lifetime shall be exercisable during the Participant's lifetime only by such Participant, his guardian, or legal representative.

          (b) OTHER RESTRICTIONS. The Committee may impose such restrictions on any shares of Common Stock acquired pursuant to the exercise of an Option under the Plan as it deems advisable, including, without limitation, restrictions intended to assure compliance with applicable federal or state securities laws.

     5.8  TERMINATION OF EMPLOYMENT.

          (a) GENERAL. If a Participant ceases to be employed by the Company or one of its Subsidiaries for any reason other than the Participant's death, Total Disability, termination for cause, or any additional provision as determined by the Committee, the Participant may exercise an Option for a period of 90 days after such termination of employment, but only to the extent the Participant was entitled to exercise the Option on the date of termination and would be entitled to exercise the Option if employed at the date of exercise, unless the Committee otherwise consents or the terms of the Option agreement provide otherwise. For purposes of the Plan, the following shall not be deemed a termination of employment: (i) a transfer of employment among the Company and its Subsidiaries; (ii) a leave of absence, duly authorized in writing by the Company, for military service or for any other purpose approved by the Company if the period of such leave does not exceed 90 days; (iii) a leave of absence in excess of 90 days, duly authorized in writing by the Company, provided the employee's right to reemployment is guaranteed either by statute or contract; or (iv) a termination of employment with continued service as an officer or director. For purposes of the Plan, termination of employment shall be considered to occur on the date on which the employee is no longer obligated to perform services for the Company or any of its Subsidiaries and the employee's right to reemployment is not guaranteed either by statute or contract, regardless of whether the employee continues to receive compensation from the Company or any of its Subsidiaries after such date.

          (b) DEATH. If a Participant dies either while an employee of the Company or one of its Subsidiaries, or dies after termination of employment other than for cause and other than as a result of voluntary termination but during the time when the Participant could have exercised an Option under the Plan, the Option issued to such Participant shall be exercisable by the personal representative of such Participant or other successor to the interest of the Participant for a period of one year after the Participant's death, but only to the extent that the Participant was entitled to exercise the Option on the date of death or termination of employment, whichever first occurred, and would be entitled to exercise the Option if employed at the date of exercise, unless the Committee otherwise consents or the terms of the Option agreement provide otherwise.

          (c) TOTAL DISABILITY. If a Participant ceases to be an employee of the Company or one of its Subsidiaries due to the Participant's Total Disability, the Participant may exercise an Option for a period of one year following such termination of employment, but only to the extent the Participant was entitled to exercise the Option on the date of such event, unless the Committee otherwise consents or the terms of the Option agreement provide otherwise.

          (d) ADDITIONAL PROVISIONS IN OPTION AGREEMENTS. The Committee may, in its sole discretion, provide by resolution or by including provisions in any Option agreement entered into with a Participant that the Participant may exercise any outstanding options upon termination due to Early Retirement, Normal Retirement or Consensual Severance for a period of time after such termination as may be determined by the Committee, PROVIDED that (i) such period may not extend beyond the earlier of three
     (3) years after the date of termination or the date on which the

     Options expire by their terms, (ii) the Participant may exercise the Option only to the extent the Participant was entitled to exercise the Option on the date of termination, and (iii) the Participant shall have no further right to exercise any Options after termination due to Early Retirement, Normal Retirement or Consensual Severance if the Committee determines the Participant has entered into Competition with the Company.

          (e) VOLUNTARY TERMINATION. Except as provided in Section 5.8(d), if a Participant voluntarily terminates employment with the Company or one of its Subsidiaries, the Participant shall have no further right to exercise any Option previously granted him, unless the terms of the Option Agreement provide otherwise.

          (f) TERMINATION FOR CAUSE. If a Participant is terminated for cause, the Participant shall have no further right to exercise any outstanding unexercised Option issued under the Plan.

          (g) SUSPENSION OF EXERCISABILITY. If the Participant receives notice from the Company that the Participant may be terminated for cause, the Participant shall have no right to exercise any Options previously granted for a period of sixty days from the receipt of such notice. If the Participant is terminated for cause within such sixty-day period, the Participant shall have no further right to exercise any Option previously granted. If the Participant is not terminated for cause within the sixty-day period, the provisions of the Option agreement and the Plan shall continue to apply to the exercisability of the Participant's Options.


                                 SECTION 6

                             RESTRICTED STOCK

     6.1 GRANT. A Participant may be granted Restricted Stock under the Plan. Restricted Stock shall be subject to such terms and conditions, consistent with the other provisions of the Plan, as shall be determined by the Committee in its sole discretion. Restricted Stock shall be awarded on the condition that the Participant remain in the employ of the Company or one of its Subsidiaries during the Restricted Period. Such condition shall have no effect on the right of the Company or any Subsidiary to terminate the Participant's employment at any time. No payment is required from a Participant for an award of Restricted Stock.

     6.2 RESTRICTED STOCK AGREEMENTS. Each award of Restricted Stock shall be evidenced by a Restricted Stock agreement containing such terms and conditions, consistent with the provisions of the Plan, as the Committee from time to time determines.

     6.3  TERMINATION OF EMPLOYMENT.

          (a) GENERAL. If a Participant ceases to be employed by the Company or one of its Subsidiaries for any reason other than the Participant's death, Total Disability, or any other additional provisions as determined by the Committee pursuant to Section 6.3(c), then any shares of Restricted Stock still subject to restrictions on the date of such termination shall automatically be forfeited and returned to the Company. For purposes of the Plan, the following shall not be deemed a termination of employment: (i) a transfer of employment among the Company and its Subsidiaries; (ii) a leave of absence, duly authorized in writing by the Company, for military service or for any other purpose approved by the Company if the period of such leave does not exceed 90 days; (iii) a leave of absence in excess of 90 days, duly authorized in writing by the Company, provided the employee's right to reemployment is guaranteed either by statute or contract; or (iv) a termination of employment with continued service as an officer or director. For purposes of the Plan, termination of employment shall be considered to occur on the date on which the employee is no longer obligated to perform services for the Company or any of its Subsidiaries and the employee's right to reemployment is not guaranteed either by statute or contract, regardless of whether the employee continues to receive compensation from the Company or any of its Subsidiaries after such date.

          (b) DEATH OR TOTAL DISABILITY. Unless the terms of the Restricted Stock agreement or grant provide otherwise, in the event a Participant terminates employment with the Company or one of its Subsidiaries because of death or Total Disability during the Restricted Period, the restrictions applicable to the shares of Restricted Stock shall automatically terminate and the Restricted Stock shall vest as of the date of termination.

          (c) ADDITIONAL PROVISIONS AS DETERMINED BY COMMITTEE. The Committee may, in its sole discretion, provide provisions in any Restricted Stock agreement permitting, or by resolution approve, vesting of all or part of any Restricted Stock awarded to a Participant upon termination due to Early Retirement, Normal Retirement, Consensual Severance or a Change in Control.

     6.4  RESTRICTIONS ON TRANSFERABILITY.

          (a) GENERAL. Unless the Committee otherwise consents or unless the terms of the Restricted Stock agreement provide otherwise, shares of Restricted Stock shall not be sold, exchanged, transferred, pledged or otherwise disposed of by a Participant during the Restricted Period other than to the Company pursuant to subsection 6.3 or 6.4(b) or by will or the laws of descent and distribution.

          (b) SURRENDER TO THE COMPANY. If any sale, exchange, transfer, pledge or other disposition, voluntary or involuntary, of Restricted Stock that has not vested shall be made or attempted during the Restricted Period, except as provided above in subsections 6.3 and 6.4(a), the Participant's right to the Restricted Stock shall immediately cease and terminate, and the Participant shall promptly forfeit and surrender to the Company all such Restricted Stock.

          (c) OTHER RESTRICTIONS. The Committee may impose other restrictions on any Restricted Stock as the Committee deems advisable.

     6.5 RIGHTS AS A SHAREHOLDER. During the Restricted Period, a Participant shall have all rights of a shareholder with respect to his Restricted Stock, including (a) the right to vote any shares at shareholders' meetings; (b) the right to receive, without restriction, all cash dividends paid with respect to such Restricted Stock; and (c) the right to participate with respect to such Restricted Stock in any stock dividend, stock split, recapitalization or other adjustment in the Common Stock of the Company or any merger, consolidation or other reorganization involving an increase or decrease or adjustment in the Common Stock of the Company. Any new, additional or different shares or other security received by the Participant pursuant to any such stock dividend, stock split, recapitalization or reorganization shall be subject to the same terms, conditions and restrictions as those relating to the Restricted Stock for which such shares were received.

     6.6  DEPOSIT OF CERTIFICATES; LEGENDING OF RESTRICTED STOCK.

          (a) DEPOSIT OF CERTIFICATES. Any certificates evidencing shares of Restricted Stock awarded pursuant to the Plan shall be registered in the name of the relevant Participant and deposited, together with a stock power endorsed in blank, with the Company. In the discretion of the Committee, any such certificates may be deposited in a bank designated by the Committee or delivered to the Participant. Certificates for shares of Restricted Stock that have vested shall be delivered to the Participant upon request within a reasonable period of time. The Participant shall sign all documents necessary or appropriate to facilitate such delivery.

          (b) LEGEND. Any certificates evidencing shares of Restricted Stock awarded pursuant to the Plan shall bear the following legend:

          This certificate is held subject to the terms and conditions contained in a restricted stock agreement that includes a prohibition against the sale or transfer of the stock represented by this certificate except in compliance with that agreement, and that provides for forfeiture upon certain events. A copy of that agreement is on file in the office of the Secretary of Firstbank Corporation.

     6.7 RESALE. The Participant shall agree not to resell or redistribute such Restricted Stock after the Restricted Period except upon such conditions as the Company may reasonably specify to ensure compliance with federal and state securities laws.


                                 SECTION 7

                            TAX BENEFIT RIGHTS

     7.1 GRANT. A Participant may be granted Tax Benefit Rights under the Plan to encourage a Participant to exercise Options and provide certain tax benefits to the Company. A Tax Benefit Right entitles a Participant to receive from the Company or a Subsidiary a cash payment not to exceed the amount calculated by multiplying the ordinary income, if any, realized by the Participant for federal tax purposes as a result of the exercise of a non-qualified stock option, or the disqualifying disposition of shares acquired under an incentive stock option, by the maximum federal income tax rate (including any surtax or similar charge or assessment) for corporations, plus any other applicable state and local tax against which the Company is entitled to a deduction or credit by reason of exercise of the Option or the disqualifying disposition.

     7.2 RESTRICTIONS. A Tax Benefit Right may be granted only with respect to an Option issued and outstanding or to be issued under the Plan or any other Plan of the Company or its Subsidiaries that has been approved by the shareholders as of the effective date of the Plan and may be granted concurrently with or after the grant of the Option. Such rights with respect to outstanding Options shall be issued only with the consent of the Participant if the effect would be to disqualify an incentive stock option, change the date of grant or the exercise price, or otherwise impair the Participant's existing Options.

     7.3 TERMS AND CONDITIONS. The Committee shall determine the terms and conditions of any Tax Benefit Rights granted and the Participants to whom such rights will be granted with respect to Options under the Plan or any other plan of the Company and those terms and conditions shall be set forth in written agreements. The Committee may amend, cancel, limit the term of, or limit the amount payable under a Tax Benefit Right at any time prior to the exercise of the related stock option, unless otherwise provided under the terms of the Tax Benefit Right. The net amount of a Tax Benefit Right, subject to withholding, may be used to pay a portion of the Option price, unless otherwise provided by the Committee.


                                 SECTION 8

                             CHANGE IN CONTROL

     Without in any way limiting the Committee's discretion, the Committee may include in any Incentive Award provisions for acceleration of any vesting or other similar requirements or for the elimination of any restrictions upon Incentive Awards upon a Change in Control of the Company. The Committee may also include provisions for Participants to receive cash in lieu of outstanding Options upon a Change in Control of the Company.


                                 SECTION 9

                            GENERAL PROVISIONS

     9.1 NO RIGHTS TO AWARDS. No Participant or other person shall have any claim to be granted any Incentive Award, and there is no obligation of uniformity of treatment of employees, Participants or holders or beneficiaries of Incentive Awards. The terms and conditions of the Incentive Awards of the same type and the determination of the Committee to grant a waiver or modification of any Incentive Award and the terms and conditions thereof need not be the same with respect to each Participant.

     9.2  WITHHOLDING.  The Company or a Subsidiary shall be entitled to
(a) withhold and deduct from future wages of a Participant (or from other amounts that may be due and owing to a Participant from the Company or a Subsidiary), or make other arrangements for the collection of, all amounts deemed necessary to satisfy any and all federal, state and local withholding and employment-related tax requirements attributable to an Incentive Award, including, without limitation, the grant, exercise or vesting of, or payment of dividends with respect to, an Incentive Award or a disqualifying disposition of Common Stock received upon exercise of an incentive stock option; or (b) require a Participant promptly to remit the amount of such withholding to the Company before taking any action with respect to an Incentive Award. Unless the Committee determines otherwise, withholding may be satisfied by withholding Common Stock to be received upon exercise or by delivery to the Company of previously owned Common Stock.

     9.3 COMPLIANCE WITH LAWS; LISTING AND REGISTRATION OF SHARES. All Incentive Awards granted under the Plan (and all issuances of Common Stock or other securities under the Plan) shall be subject to applicable laws, rules and regulations, and to the requirement that if at any time the Committee determines, in its sole discretion, that the listing, registration or qualification of the shares covered thereby upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Incentive Award or the issue or purchase of shares thereunder, such Incentive Award may not be exercised in whole or in part, or the restrictions on such Incentive Award shall not lapse, unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

     9.4 NO LIMIT ON OTHER COMPENSATION ARRANGEMENTS. Nothing contained in the Plan shall prevent the Company or any Subsidiary from adopting or continuing in effect other or additional compensation arrangements, including the grant of options and other stock-based awards, and such arrangements may be either generally applicable or applicable only in specific cases.

     9.5 NO RIGHT TO EMPLOYMENT. The grant of an Incentive Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Subsidiary. The Company or any Subsidiary may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any written agreement with a Participant.

     9.6 GOVERNING LAW. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Michigan and applicable federal law.

     9.7 SEVERABILITY. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

                                SECTION 10

                  EFFECTIVE DATE AND DURATION OF THE PLAN

     This Plan shall take effect April 28, 1997, subject to approval by the shareholders at the 1997 Annual Meeting of Shareholders, or any adjournment thereof or at a special meeting of shareholders. Unless earlier terminated by the Board of Directors, no Incentive Award shall be granted under this Plan after April 27, 2007.



                                SECTION 11

                         TERMINATION AND AMENDMENT

     The Board may terminate the Plan at any time, or may from time to time amend the Plan, provided that no such amendment may impair any outstanding Incentive Award without the consent of the Participant, except according to the terms of the Incentive Award. No termination, amendment or modification of the Plan shall become effective with respect to any Incentive Award previously granted under the Plan without the prior written consent of the Participant holding such Incentive Award unless such amendment or modification operates solely to the benefit of the Participant.

          PROXY          FIRSTBANK CORPORATION
                         ANNUAL MEETING OF SHAREHOLDERS - APRIL 28, 1997

          The undersigned shareholder acknowledges receipt of a Notice of Annual Meeting and a Proxy Statement for the annual meeting referred to above, and appoints JOHN A. McCORMACK and MARY D. DECI, or either of them, each with full power of substitution, attorneys and proxies to represent the shareholder, and to vote and act with respect to all shares that the shareholder would be entitled to vote, at the annual meeting of shareholders of Firstbank Corporation referred to above and at any adjournment of that meeting, on all matters which come before the meeting.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. IF THIS PROXY IS PROPERLY EXECUTED AND DELIVERED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED ON THE OTHER SIDE OF THIS PROXY. IF NO SPECIFICATION IS GIVEN, THE SHARES WILL BE VOTED FOR ELECTION OF ALL NOMINEES NAMED ON THIS PROXY AS DIRECTORS AND FOR APPROVAL OF EACH PROPOSAL IDENTIFIED IN THIS PROXY. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXIES ON ANY OTHER MATTER WHICH MAY COME BEFORE THE MEETING.

                                   Signatures should be IDENTICAL to the
                                   name(s) on your stock certificate (which are on the address label of the envelope in which this proxy material was delivered). JOINT OWNERS SHOULD EACH SIGN PERSONALLY. When signing on behalf of a corporation, partnership, LLC, estate, trust or other entity, or as attorney or guardian, indicate title or capacity of person signing and give the full name of the entity or person on whose behalf this proxy is signed.

                                   Signature X_____________________________

                                   Signature X_____________________________

                                   Date _____________________________, 1997

   1.   Election of Directors

        [ ]  VOTE FOR ALL nominees       [ ]  WITHHOLD AUTHORITY to vote
             listed below (except as          for all nominees listed
             marked to the contrary           below
             below)

       YOUR BOARD OF DIRECTORS RECOMMENDS AUTHORIZATION TO VOTE FOR
                         ALL NOMINEES LISTED BELOW

               JOHN A. McCORMACK               DAVID D. ROSLUND

           (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space below.)

  2. Proposal to approve an amendment to the Articles of Incorporation to increase authorized capital stock

       [ ]  FOR            [ ]  AGAINST             [ ]  ABSTAIN

       YOUR BOARD OF DIRECTORS RECOMMENDS AUTHORIZATION TO VOTE FOR THIS
       PROPOSAL

  3.   Proposal to approve the stock Option and Restricted Stock Plan of
       1997

       [ ]  FOR            [ ]  AGAINST             [ ]  ABSTAIN

       YOUR BOARD OF DIRECTORS RECOMMENDS AUTHORIZATION TO VOTE FOR THIS
       PROPOSAL

  4. In their discretion, upon all other matters that may be presented at the meeting.

     PLEASE SIGN AND DATE THE OTHER SIDE.  RETURN THIS PROXY PROMPTLY
                       USING THE ENCLOSED ENVELOPE.